Forward Looking Statements
During the course of this presentation, we may make
projections or other forward-looking statements regarding
future events or the future financial performance of our
company. We wish to caution you that such statements are
just predictions and that actual events or results may differ materially. We refer you to our filings with the Securities and
Exchange Commission that could cause actual results to differ materially from our current expectations . This document
contains and identifies important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

o
Strong momentum for the Vocus Marketing Suite
o
Acquired iContact in February 2012
• Expands suite to include email marketing capabilities
• Adds ecommerce channel to drive subscription sales
o
Significant investment in sales expansion
•
Address large TAM opportunity
•
Operating margin impacted
o
New integrated Marketing Suite launched Q4 2012
2012 pre-positioned Vocus for 20%+ growth and expanding
margins in 2013 and beyond
2012 Highlights

o
Calculated billings growth 22%-23% for 2013
o
Revenue growth 16%-17%
•
Q1 2013: $46.3-$46.7 million
•
FY 2013: $200.3-$201.8 million
o
Non-GAAP operating margin 7.5% for 2013, up 50 basis points
o
Non-GAAP EPS
•
Q1 2013: $0.09-$0.10
•
FY 2013: $0.50-$0.53
o
Free Cash Flow $25 million for 2013 vs. $16 million last year
2013 Guidance

o
Revenue growth 16%-17% reflects 22%-23% billings growth in
2013 and 14% organic billings growth in 2012
o
Discrete items impacting yearly comparisons
•
PRNewswire: $2million in 2012 vs. $100K in 2013
•
iContact email: $4 million due to heavy senders and
emphasis of marketing suite subscriptions
o
Investments in sales working and drives billings growth above
20%, which is a leading indicator of revenue growth
o
Quarterly revenue increases sequentially in 2013 and expected to grow in line with billings in Q4
Deconstructing Guidance

Long Term Financial Model
7% (2%)
Revenue
Operating Margin
G&A
R&D
S&M
Gross Margin
2008
78%
100%
53%
9%
18%
84%
100%
54%
6%
17%
Free Cash Flow
($2M) $16M
2005
17%
83%
100%
41%
6%
19%
$20M
2012
25-30%
Long Term
Op Model
85-87%
100%
41-42%
5-7%
10-12%
$90-$110M
All referenced above are on a Non-GAAP basis.
$500M